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                                  EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT
                          --------------------------


                                                      Jurisdiction of
               Name                                   Incorporation
               ----                                   -------------

         Cybex Financial Corporation                  New York

         Eagle Performance Systems, Inc.              Minnesota

         Cybex Fitness Gerate Vertriebs, GmbH         Germany

         General Medical Equipment, Ltd.              U.S. Virgin Islands

         Lumex Bed Systems, Inc                       Pennsylvania

         Trotter Inc.                                 Delaware

         Trotter Holding Company                      Delaware